July 5, 2024
Gary Merrill

On behalf of the management team and employees of Commvault Systems, Inc., it gives me great pleasure to extend the following offer of full-time employment to you as a Chief Commercial Officer, reporting to Sanjay Mirchandani, CEO, effective August 12, 2024.

Base Salary
Your annual base salary will be $460,000 USD per year, paid in accordance with the Company’s standard payroll schedule.
Variable Compensation
In addition to your base salary, starting July 1, 2024 you will be eligible for a variable compensation award, based on attainment of various objectives as identified by Management. The annual target variable compensation amount will be $460,000, or 100% of your annual base salary, which will be paid quarterly. Your actual amount, if any, may be greater or less than the target amount based on actual level of attainment of those objectives.
Equity Grant Program
As discussed, you will also be eligible for annual equity grants, subject to Board approval, compromised of a mix of restricted stock units and performance stock units. Your equity grants will be subject to the Company’s equity plan and agreements in customary form.
Compliance Agreements, Background Screen & Immigration Reform & Control Act
A condition of employment with Commvault is that you sign and abide by the Company’s “Corporate Compliance Program Agreement,” which includes our Non-Compete/Non-Solicitation Agreement. The Compliance Agreement is attached for your review and signature. By accepting this offer, you also understand that you will be required, as an employee of Commvault, to agree and abide by Commvault’s policies and practices, as in effect from time to time, which include but are not limited to the Anti-Discrimination and Anti-Harassment Policy, Equal Employment Opportunity Policy, Code of Business Ethics and Conduct Policy, Electronic Communications Policy and Equipment Return Agreement. Please understand that this offer of employment is not a contract and that your employment is “at will”.
Gary, all of us at Commvault are truly excited about this opportunity. We believe you are and will continue to be a strong contributor to the growth and success of the Commvault team.
Sincerely,

/s/ Sanjay Mirchandani
Sanjay Mirchandani
Chief Executive Officer – Commvault Systems Inc.

1 Commvault Way, Tinton Falls, NJ 07724 | 888.746.3849 | get-info@commvault.com | commvault.com

        CORPORATE COMPLIANCE PROGRAM CERTIFICATION
In consideration of my employment with Commvault Systems, Inc., or one of its subsidiaries or affiliates, (hereinafter the “Company”), the undersigned hereby acknowledges and certifies that:
•    I understand that the Agreements and Policies of the Corporate Compliance Program apply to my activities as an employee of the Company.
•    I have read the Commvault Systems, Inc. Corporate Compliance Agreement (invention, confidentiality, noncompetition, non-solicitation and ethics agreements) and I have had an opportunity to review and to ask questions about this Agreement.
•    I understand as a Commvault employee, on my first day of employment, I will be required to agree to, in writing, and abide by Commvault’s policies and practices which include but are not limited to Anti-Discrimination and Anti- Harassment Policy, Equal Employment Opportunity Policy, Code of Business Ethics and Conduct Policy, Electronic Communications Policy and Equipment Return Agreement. I understand my obligations under, and will agree to comply with, these Agreements and Policies.
•    I agree to notify Human Resources immediately if I become aware of violations by other persons of any of these Agreements or Policies.
•    Any knowledge I currently have of violations by other persons of the Commvault Systems, Inc. Corporate Compliance Agreement, Anti-Discrimination and Anti-Harassment Policy, or Equal Employment Opportunity Policy is set forth below.
•    I accept the offer on the terms and conditions indicated herein.

/s/ Gary Merrill
Gary Merrill
Date: July 5, 2024

1 Commvault Way, Tinton Falls, NJ 07724 | 888.746.3849 | get-info@commvault.com | commvault.com